UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 10, 2014

Armada Oil, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55128	98-0195748
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

5220 Spring Valley Road
Suite 615
Dallas, TX 75254
 (Address of principal executive offices, including zip code)

(972) 490-9595
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

As previously reported, on December 20, 2013, Armada Oil, Inc. (“we,” “us,” “our” or the “Company”) entered into a Unit Purchase Agreement (the “UPA”) with Gulfstar Resources, LLC, a private energy investment group (“Gulfstar”).  Pursuant to the terms of the UPA, our wholly owned subsidiary, Mesa Energy, Inc. (“Mesa”), formed a new Louisiana limited liability company, TNR Holdings, LLC (“TNRH”), and contributed to TNRH Mesa’s 100% membership interest in each of Tchefuncte Natural Resources, LLC (“Tchefuncte”) and Mesa Gulf Coast, LLC (“MGC”).  Subsidiaries of TNRH own a 100% working interest in the Lake Hermitage Field in Plaquemines Parish, Louisiana, along with various working interests in producing properties in three additional fields in Plaquemines and Lafourche Parishes, Louisiana, and operate substantially all these working interests.  The UPA and related transactions and agreements are described in more detail in our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2013, and such descriptions are incorporated by reference herein.

On the same date, Gulfstar purchased from TNRH 6,250 Class A Units of TNR at a price of $1,000 per Class A Unit ($6,250,000 in the aggregate), representing a 34.375% membership interest in TNRH (“Tranche A”).

On April 10, 2014, we closed on an additional purchase by Gulfstar of 11,873 Class A Units of TNRH at a price of $564.31 per Class A Unit ($6,700,053 in the aggregate), representing an additional 25.925% membership interest in TNRH (“Tranche B”).  Gulfstar’s aggregate member interest in TNR is now 60.3%.  As Gulfstar now controls TNRH, our financial statements for periods after the closing of Tranche B will no longer consolidate TNRH but will account for our ownership interest in TNRH under Accounting Principles Board (“APB”) Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock.

Also on April 10, 2014, we entered into an amendment to the UPA to provide, in part, that we will not take, or fail to take, any action, including requesting advances or borrowing additional funds, that will result in Prosperity Bank, successor by merger to The F&M Bank & Trust Company (the “Bank”) advancing any funds under the Loan Agreement dated July 22, 2011 (as amended, the “Loan Agreement”), originally among Mesa, Mesa Energy Holdings, Inc., Tchefuncte, MGC and the Bank, or making any payment that would be deemed to be an advance of funds to the extent such advance or payment would result in the total amount of principal and interest outstanding under the Loan Agreement to be more than $8,222,693. If the Bank's liens on the assets of TNRH, Tchefuncte and MGC are not removed by December 31, 2014, Gulfstar and/or TNRH will have the right to pay such amounts to the Bank and/or provide such other security and/or replacement letters of credit as may be necessary to remove all such liens.  Any such payment shall be deemed to be a capital contribution by Gulfstar under the terms of TNRH’s LLC agreement.  We also agreed to transfer cash belonging to TNRH, Tchefuncte and MGC, in the amount of approximately $3,445,300, to new bank accounts established by Gulfstar in the name of TNRH, Tchefuncte and MGC.

Also on April 10, 2014, we entered into an amended and restated transition services agreement with TNRH changing the amount payable by TNRH to us for transition services (beyond services needed to assist in preparation of monthly and annual financial statements) after April 15, 2014, to $100 per hour, and clarifying certain other aspects of the relationship in light of Gulfstar’s acquisition of a controlling interest in TNRH.

On the same date, we entered into a Fifth Amendment to the Loan Agreement with the Bank.  Under the amendment, letters of credit totaling $4,603,125 for which MGC is the account party (the “Excluded LCs”), were excluded from the definition of “Letters of Credit” under the Loan Agreement, such that they will not constitute borrowings by us under the Loan Agreement but will remain  obligations of MGC.  In addition, the properties and associated collateral located in the Lake Hermitage Field in Plaquemines Parish, Louisiana, will now secure only the obligations of MGC associated with the Excluded LCs, and the remaining properties and associated collateral covered by the existing security agreement and mortgage under the Loan Agreement will continue to secure all obligations of the Company and its subsidiaries other than the Excluded LCs.  Also, TNRH executed a restated guaranty to the Bank limiting TNRH’s obligation thereunder to a maximum of $4,600,000, and the Bank released the existing guaranties of Tchefuncte and MGC.  Further, our subsidiary, Armada Midcontinent, LLC, executed in favor of the Bank a guaranty and a mortgage on our newly acquired oil and gas leases covering approximately 1,040 acres in the Vernon Field in Woodson County, Kansas.  (See Item 2, “Completion of Acquisition or Disposition of Assets,” below.)

In connection with the foregoing, considering the removal of the Excluded LC’s, the Bank reset the borrowing base under our Loan Agreement to $8,200,000.00, and set the monthly commitment reduction at $0 per month, until next reset by the Bank under the terms of the Loan Agreement. The Bank will not increase the borrowing base to an amount in excess of $8,200,000.00 until the Louisiana mortgage and all associated security interests granted by TNR have been released as security for the Loan Agreement and TNRH has been released from its obligations under its guaranty.  A more detailed description of the Loan Agreement is contained Note 5 to the audited consolidated financial statements contained in our Annual Report of Form 10-K for the fiscal year ended December 31, 2013, as filed with the Securities and Exchange Commission, and is incorporated herein by reference.

The foregoing is a summary of the material terms and conditions of the agreements referred to above and is qualified by reference to the agreements, copies of which are filed as exhibit to this reports, and which are incorporated herein by reference.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

As previously reported, on March 14, 2014, we entered into a purchase and sale agreement with Piqua Petro, Inc., pursuant to which we would purchase from Piqua Petro its working interests in six producing oil and gas leases covering approximately 1,040 acres in the Vernon Field in Woodson County, Kansas.  We paid a non-refundable $100,000 earnest money deposit.  On April 10, 2014, we closed on the purchase of these leases and paid the seller the balance due of $6,400,000 in cash (subject to an adjustment in favor of the seller for its operating costs on and after March 1, 2014, the effective date of the transaction).  Our subsidiary, Armada Midcontinent, LLC, acquired 100% of the leasehold working interest in the lands covered by the leases, subject to royalties, overriding royalties and other expense-free burdens on production that do not exceed 12.5% of 8/8ths, such that the net revenue interest in the leases conveyed to us will not be less than 87.5%.  The purchase and sale agreement contains certain indemnification and other customary provisions.

There are currently 125 shallow wells on the leaseholds, some of which are shut in pending maintenance or recompletion work, while a number of others are used as pressure maintenance water injection wells.  Current production is approximately 80 barrels per day.  We believe that the existing shallow well field provides stable, low decline, long life production with low operating costs and the potential for the drilling of over 150 additional wells with a very low risk of dry holes.  In addition, all depths are held by production, and there is additional potential in the Mississippian Limestone as well as in the Viola Limestone, both of which are at depths of less than 2,500 feet.  There is also water-flood potential in the currently producing zone.

Evaluation of these assets is underway, and the Company expects to formulate and implement a development plan for the upgrade and enhancement of the existing wells as well as for drilling of additional wells over the next few months.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements.  The agreements may contain representations and warranties by each of the parties to the applicable agreement.  These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found in the Company’s public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit Number	Description

10.1	Amendment dated as of April 10, 2014, to Unit Purchase Agreement dated December 20, 2013, by and among TNR Holdings LLC, Mesa Energy, Inc., Armada Oil, Inc., and Gulfstar Resources LLC

10.2	Amended and Restated Transition Services Agreement dated as of April 10, 2014, between Mesa Energy, Inc., and TNR Holdings LLC

10.3
Fifth Amendment dated April 10, 2014, to Loan Agreement dated July 22, 2011, originally among Mesa Energy, Inc., Mesa Energy Holdings, Inc., Tchefuncte Natural Resources, LLC, Mesa Gulf Coast, LLC, and Prosperity Bank, successor by merger to The F&M Bank & Trust Company, as previously amended

10.4
First Amendment to Mortgage, Collateral Assignment, Security Agreement and Financing Statement, dated July 22, 2011 by TNR Natural Resources, LLC for the benefit of Prosperity Bank, successor by merger to The F&M Bank & Trust Company

10.5	Mortgage and Security Agreement dated April 10, 2014, by Armada Midcontinent, LLC, for the benefit of Prosperity Bank, successor by merger to The F&M Bank & Trust Company

10.6	Unlimited Guaranty dated April 10, 2014 by Armada Midcontinent, LLC, for the benefit of Prosperity Bank, successor by merger to The F&M Bank & Trust Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Armada Oil, Inc.

Date: April 16, 2014	By:
Name: Randy M. Griffin
Title: Chief Executive Officer